Exhibit 10.3.2

APPLIED OPTOELECTRONICS, INC.

Incentive Stock Option Agreement

Applied Optoelectronics, Inc., a Texas corporation (the “Company”), hereby grants as of the                       , to                       (the “Employee”), an option (the “Stock Option”) to purchase a maximum of         shares (the “Option Shares”) of its Common Stock, with no par value (“Common Stock”), at the price of   per share (the “Option Price”), on the terms and conditions contained in this Incentive Stock Option Agreement (the “Agreement”):

1.                                      1998 Incentive Share Plan.  This Stock Option is granted pursuant to and is governed by the Company’s 1998 Incentive Share Plan (the “Plan”) and, unless otherwise defined herein, capitalized terms used herein shall have the same meaning ascribed to such terms in the Plan.  Determinations made in connection with this Stock Option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2.                                      Grant as Incentive Stock Option: Other Options.  This Stock Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  This Stock Option is in addition to any other options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of this instrument shall not constitute the grant of another option.

3.                                      Vesting of Option if Employment Continues.  For the purpose of determining the vesting of the Stock Option granted hereunder, the vesting date will start on                  , (the “Vesting Date”) and this Stock Option will vest over          years.  Subject to the earlier expiration of this Stock Option as herein provided and further subject to the continued employment of Employee by the Company, this Stock Option may be exercised, by written notice to the Company, at any time and from time to time after the date of execution hereof, but this Stock Option shall not be exercisable for more than the aggregate number of shares of Common Stock offered by this Stock Option as set forth opposite the following applicable Exercise Dates:

Number of
Exercise Date	Shares Purchasable

Notwithstanding the foregoing, (i) upon the occurrence of any Change in Control (as defined in the Plan), all Stock Options granted hereunder shall become immediately exercisable, and (ii) in accordance with and subject to the provisions of the Plan, the Board may, in its discretion, amend the vesting schedule and accelerate the date that any installment of this Stock Option becomes exercisable.

Subject to the earlier termination of this Stock Option as provided herein, this Stock Option shall be for a period of        years and shall not, under any circumstances, be exercisable after                  (the “Option Expiration Date”).

4.                                      Termination of Employment.  If the Employee ceases to be employed by the Company for any reason other than by reason of death or Disability or Retirement, no further vesting shall occur, and this Stock Option shall terminate (and may no longer be exercised) on the earlier of ninety (90) days after the date of such termination or the Option Expiration Date; provided, however, that if the Employee’s employment is terminated as a result of a Change in Control, any remaining Stock Options hereunder shall become exercisable.

5.                                      Death, Disability.

(a)                                 Death: If the Employee dies while in the employ of the Company or during  any period under Section 4 or Section 5(b) during which the Employee has the right to exercise this Stock Option, this Stock Option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee’s estate, personal representative or beneficiary to whom this Stock Option has been assigned pursuant to Section 10, at any time on or before the earlier of (i) the date which is twelve (12) months after the date of the Employee’s death or (ii) the Option Expiration Date.  Except as otherwise provided with respect to a Change in Control, the Employee’s estate, personal representative, or beneficiary to whom this Stock Option has been assigned shall not be entitled to purchase any shares in excess of the number of shares which the Employee was vested and entitled to purchase under Section 3 at the time of the Employee’s death.

(b)                                 Disability or Retirement:  If the Employee ceases to be employed by the Company by reason of his or her Disability or Retirement (as defined in the Plan), this Stock Option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time on or before the earlier of (i) the date which is twelve (12) months after the date of such termination or (ii) the Option Expiration Date.  Except as otherwise provided with respect to a Change in Control, the Employee shall not be entitled to purchase any shares in excess of the number of shares which the Employee is vested and entitled to purchase under Section 3 as of the date the Employee’s employment so terminates.

6.                                      Partial Exercise.  This Stock Option may be exercised in part at any time and from time to time within the above limits, except that this Stock Option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this Stock Option and cash in lieu of a fractional share must be paid to permit the Employee to exercise completely such final installment.  Any fractional share with respect to which an installment of this Stock Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Stock Option and shall be available for later purchase by the Employee in accordance with the terms hereof.

7.                                      Payment of Price.  The option price may only be paid in cash or by check.  The option price of the Option Shares as to which this Stock Option is exercised shall be paid in full at the time of exercise.

8.                                      Restrictions on Resale.  Option Shares may not be transferred without the Company’s written consent except by will, by the laws of descent and distribution and in accordance with the provisions of Section 17, if applicable.  Option Shares will be subject to significant restrictions on transfer and will be deemed to be “restricted securities” for purposes of the Securities Act.  Accordingly, the Option Shares must be sold in compliance with the registration requirements of the Applicable Legal Requirements or an exemption therefrom.  Consistent with the terms of the Plan, the Company may, as a condition precedent to the exercise of this Stock Option, require an opinion of counsel, satisfactory to the Company, to the effect that the issuance of the Option Shares will not be in violation of the Applicable Legal Requirements.  Further, the Company may place legends on any certificates evidencing the Option Shares and issue stop transfer orders with respect thereto as the Company may deem necessary or advisable to assure compliance with the Applicable Legal Requirements.

9.                                      Method of Exercising Option. Subject to the terms and conditions of this Agreement, this Stock Option may be exercised by written notice to the Company at its principal executive office.  Such notice shall state the election to exercise this Stock Option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this Stock Option.  Such notice shall be accompanied by payment of the full purchase price of such shares, in cash or check, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received.  Such certificate or certificates shall be registered in the name of the person or persons so exercising this Stock Option (or if this Stock Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this Stock Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship).  In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Stock Option.

10.                               Stock Option Not Transferable. This Stock Option is not transferable or assignable except by will or by the laws of descent and distribution.  During the Employee’s lifetime only the Employee can exercise this Stock Option.

11.                               No Obligation To Exercise Stock Option. The grant and acceptance of this Stock Option imposes no obligation on the Employee to exercise it.

12.                               No Right to Continued Employment.  Neither the Plan, this Agreement, nor the grant of this Stock Option shall confer upon or be construed as giving the Employee any right to remain in the employ of the Company.

13.                               No Rights as Stockholder until Exercise. The Employee shall have no rights as a shareholder with respect to the Option Shares until such time as:  (i) the Employee has exercised this

Stock Option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with Section 9, and (ii) a certificate evidencing the Option Shares has been issued to the Employee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14.                               Capital Changes and Business Successions.  The Plan contains provisions covering the treatment of Stock Options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to Stock Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

15.                               Early Disposition. Subject to the provisions of Section 17, the Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date which is two years after the date of this Agreement or (b) the date which is one year after the date the Employee acquired such Option Shares.  The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

16.                               Withholding Taxes.  If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this Stock Option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this Stock Option, the Employee hereby agrees that the Company may withhold from the Employee’s wages or other remuneration the appropriate amount of tax.  At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this Stock Option.  The Employee further agrees that the Company may require the Employee to make a cash payment to the Company if the Company determines that (i) the wages or other remuneration available for withholding are insufficient to satisfy the withholding obligation of the Company, or (ii) additional amounts should be withheld by the Company to satisfy the withholding obligation of the Company.

17.                               Right of First Refusal.

(a)                                 Primary Right of First Refusal by Company:  If the Employee desires to transfer all or any part of the Option Shares to any person other than the Company or other Shareholders (an “Offeror”), the Employee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Option Notice”) to the Company and other Shareholders setting forth the Employee’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer.  Upon receipt of the Option Notice, the Company shall have an option to purchase any or all of such Option Shares (the “Offered Shares”) specified in the Option Notice, such option to be exercisable by giving, within      days after receipt of the Option Notice, written notice of such exercise to the Employee.  If the Company elects to purchase any or all of such Offered

Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Offered Shares and said sale and purchase shall be closed within      days thereafter.

(b)                     Secondary Right of First Refusal by Other Shareholders:  If the Company provides written notice of its intent not to exercise its right of first refusal or otherwise fails to exercise its right of first refusal to purchase all of the Offered Shares before the expiration of the      -day period set forth in Section 17(a), the other Shareholders of the Company shall have an option for a period of      days following the date of the receipt of the Company’s written notice to acquire all or any part of such Offered Shares not otherwise purchased by the Company.  If one or more other shareholders gives written notice to the Company and the Offeror that such shareholder exercises his option to purchase such Offered Shares, then such Offered Shares shall be allocated among the other Shareholders as they may agree or, if the other shareholders fail to reach such an agreement, the Offered Shares shall be allocated among the exercising shareholders in the ratio each exercising shareholder’s number of shares of Common Stock bears to the total number of shares of Common Stock owned by all other Shareholders exercising their option pursuant to this Section 17(b).  To the extent any other shareholders elect to exercise their right of first refusal under this Section 17(b), such shareholder shall provide written notice of such exercise to the Employee and the Company within such      -day period.  If any other shareholders elect to purchase any or all of such Offered Shares, such shareholder shall be obligated to purchase, and the Employee shall be obligated to sell to such shareholders, such Offered Shares and said sale and purchase shall be closed within      days thereafter.

(c)                                  Purchase Price: The total purchase price to be paid by the Company or other Shareholders for the Offered Shares shall be the lower of (i) the purchase price set forth in the Option Notice, or (ii) the purchase price determined pursuant to Section 18 (d).

(d)                                 Sale of Offered Shares to Offeror: The Employee may, for      days after the expiration of the option periods as set forth in Sections 17(a) and (b) above, sell to the Offeror, pursuant to the terms of the Offer, any or all of such Offered Shares not purchased or agreed to be purchased by the Company or the other Shareholders; provided, however, that the Employee shall not sell such Offered Shares to such Offeror unless such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section 17.  In no event shall the Employee sell or transfer any Offered Shares to the Offeree without (i) making all required filings with, and obtaining any required approval from, any applicable governmental or other regulatory authority which the Company shall, in its sole discretion, determine to be necessary or advisable, and (ii) otherwise complying with the Applicable Legal Requirements regarding any transfer or sale of the Offered Shares.  If any or all of such Offered Shares are not sold pursuant to an Offer within the time permitted above, the unsold Offered Shares shall remain subject to the terms of this Section 17.

(e)                                  Adjustments for Changes in Capital Structure:  If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in Section 8 and this Section 17 shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board of Directors of the Company.

(f)                                   Failure to Deliver Option Shares: If the Employee fails or refuses to deliver on a timely basis duly endorsed certificates representing Offered Shares to be sold to the Company or the other Shareholders pursuant to this Section 17, the Company shall have the right to establish a special account in the name, and for the benefit of, the Employee and deposit the purchase price for such Offered Shares in such special account, giving notice of such deposit to the Employee, whereupon such Offered Shares shall be deemed to have been purchased by the Company and/or the other Shareholders.  All such monies shall be held for the benefit of the Employee.  The Company may place a legend on any certificates for Option Shares delivered to the Employee reflecting the restrictions on transfer provided in Section 8 hereof and this Section 17.

18.                               Repurchase of Option Shares.

(a)                                 If (i) the Employee’s employment with the Company is terminated by either the Employee or the Company and the Employee is found in violation of the signed Employee Agreement or works, performs work for hire, consults, is self employed or otherwise employed, either directly or indirectly or (ii) causes or solicits others to work, performs work for hire, consults, or be self employed or otherwise employed, either directly or indirectly, in a business competing with or acting against the Company’s interest, the Company and other shareholders shall have the absolute right to purchase all of the Option Shares owned by such Employee (the “Repurchase Shares”) in accordance with the option time periods and notice procedures provided for with respect to the purchase of the Offered Shares as set forth in Section 17(a) and (b) above.  Only under the conditions set forth in this section shall the provisions set forth in 17(a) and 17(b) be extended to cover a time period of nine (9) months after the termination of Employee’s employment during which time the Company will have the first right to elect to purchase all or any portion of the Repurchase Shares.

(b)                                 The purchase price (the “Purchase Price”) per share of the Repurchased Shares under this Section 18 shall be the Fair Value of such shares as described in Section 18(d) below.

(c)                                  If the Company and/or the other shareholders exercise their option to purchase the Repurchased Shares, the closing of the sale of the Repurchased Shares shall be made at the offices of the Company on or before the 30th day following the expiration of the Company’s and other shareholder’s options as provided in Section 18(a).  Such sale shall be effected by the Employee’s (or heirs’ or legal representatives’) delivery to the Company and/or other purchasing shareholders of a certificate or certificates evidencing the Repurchased Shares, duly endorsed for transfer to the Company and/or other purchasing shareholders, against payment to the Employee (or his or her heirs or legal representatives) by the Company and/or other purchasing shareholders of the Purchase Price for each Repurchased Share.

(d)                                 For purposes of this Agreement,  “Fair Value” shall mean: (i) if the Company’s Common Stock is not then publicly traded on a national securities exchange or in the Nasdaq over-the-counter inter-dealer quotation system, the value per share as determined in good faith by the Board of Directors, either pursuant to the most recent grant of an incentive stock option under the Company’s Plan, or as is established in good faith by the Board of Directors, or (ii) if the Company’s Common Stock is then publicly traded, “Fair Value” shall mean the average of the bid and asked price in the over-the-counter market as reported by Nasdaq or, if the Common Stock is then traded on a national securities exchange, or traded in the Nasdaq National Market, the average of the high and low sale prices quoted on such exchange or market system for the 20 consecutive trading days preceding the date of termination of the Employee’s employment with the Company. Nothing in this section is intended to survive Section 17(e) except as provided for in Section 18(a) of this agreement.

19.                               Lock-up Agreement.  The Employee agrees that in connection with an underwritten public offering of Common Stock, or in the event of a Change in Control as provided in Section 3 and Section 17(e), upon the request of the Company or the principal underwriter managing such public offering, this Option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 180 days after the effectiveness of the registration statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company’s directors and officers agree to be similarly bound.  The lock-up agreement established pursuant to this paragraph 19 shall have perpetual duration.

20.                               Provision of Documentation to Employee.  By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

21.                               Miscellaneous.

(a)                                 Notices:  All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below.  The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

Company:

Employee:

(b)                                 Entire Agreement; Modification: This Agreement, together with the Plan which is incorporated herein, constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c)                                  Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d)                                 Successors and Assigns:  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(e)                                  Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without giving effect to the principles of the conflicts of laws thereof.

IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

APPLIED OPTOELECTRONICS, INC.

By:
Name:
Title:

EMPLOYEE

By:
Name: